                                                                   EXHIBIT T3C-1

                         PRG-SCHULTZ INTERNATIONAL, INC.

                                11% Senior Notes
                                    due 2011

                       ----------------------------------

                                    INDENTURE

                         Dated as of _________ __, 2006

                       ----------------------------------

                        U.S. BANK NATIONAL ASSOCIATION,

                                     TRUSTEE

                       ----------------------------------

                             CROSS REFERENCE TABLE*


TIA Section ..........................................................................   Indenture Section
310(a)(1).............................................................................           7.09
(a)(2)................................................................................           7.09
(a)(3)................................................................................           N.A.
(a)(4)................................................................................           N.A.
(b)...................................................................................        7.08; 7.10
(c)...................................................................................           N.A.
311(a)................................................................................           7.13
(b)...................................................................................           7.13
(c)...................................................................................           N.A.
312(a)................................................................................           2.05
(b)...................................................................................           10.03
(c)...................................................................................           10.03
313(a)................................................................................           7.14
(b)(1)................................................................................           N.A.
(b)(2)................................................................................           7.14
(c)...................................................................................           10.02
(d)...................................................................................           7.14
314(a)................................................................................     4.02; 4.03; 10.02
(b)...................................................................................           N.A.
(c)(1)................................................................................           10.04
(c)(2)................................................................................           10.04
(c)(3)................................................................................           N.A.
(d)...................................................................................           N.A.
(e)...................................................................................           10.05
(f)...................................................................................           N.A.
315(a)................................................................................           7.01
(b)...................................................................................        7.15; 10.02
(c)...................................................................................           7.01
(d)...................................................................................           7.01
(e)...................................................................................           6.12
316(a) (last sentence)................................................................           2.08
(a)(1)(A).............................................................................           6.05
(a)(1)(B).............................................................................           6.04
(a)(2)................................................................................           N.A.
(b)...................................................................................           6.07
317(a)(1).............................................................................           6.08
(a)(2)................................................................................           6.09
(b)...................................................................................           2.04
318(a)................................................................................           10.01
                                           N.A. means Not Applicable

----------

* Note: This Cross Reference Table shall not, for any purpose be deemed to be part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
Article 1 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION................................................     1

     Section 1.01       Definitions..............................................................................     1
     Section 1.02       Other Definitions........................................................................    19
     Section 1.03       Incorporation by Reference of Trust Indenture Act........................................    19
     Section 1.04       Rules of Construction....................................................................    20
     Section 1.05       Acts of Holders..........................................................................    20

Article 2 THE NOTES..............................................................................................    21

     Section 2.01       Title, Form and Dating...................................................................    21
     Section 2.02       Execution and Authentication.............................................................    23
     Section 2.03       Registrar and Paying Agent...............................................................    23
     Section 2.04       Paying Agent to Hold Money and Notes in Trust............................................    24
     Section 2.05       Noteholder Lists.........................................................................    24
     Section 2.06       Transfer and Exchange....................................................................    24
     Section 2.07       Replacement Notes........................................................................    25
     Section 2.08       Outstanding Notes; Determinations of Holders' Action.....................................    26
     Section 2.09       Temporary Notes..........................................................................    26
     Section 2.10       Cancellation.............................................................................    27
     Section 2.11       Persons Deemed Owners....................................................................    27
     Section 2.12       Global Notes.............................................................................    27
     Section 2.13       CUSIP Numbers............................................................................    30
     Section 2.14       Defaulted Interest.......................................................................    30
     Section 2.15       Designation..............................................................................    31

Article 3 REDEMPTION AND PURCHASES...............................................................................    31

     Section 3.01       Optional Redemption......................................................................    31
     Section 3.02       Notice of Trustee........................................................................    31
     Section 3.03       Selection of Notes to be Redeemed........................................................    32
     Section 3.04       Notice of Redemption.....................................................................    32
     Section 3.05       Effect of Notice of Redemption...........................................................    33
     Section 3.06       Deposit of Redemption Price..............................................................    33
     Section 3.07       Notes Redeemed in Part...................................................................    33
     Section 3.08       Repurchase of Notes at Option of the Holder upon Change in Control.......................    33
     Section 3.09       Effect of Change in Control Repurchase Notice............................................    37
     Section 3.10       Deposit of Change in Control Repurchase Price............................................    37
     Section 3.11       Notes Purchased in Part..................................................................    38
     Section 3.12       Covenant to Comply with Securities Laws..................................................    38
     Section 3.13       Repayment to the Company.................................................................    38

     Section 3.14       Offer to Purchase by Application of Excess Proceeds......................................    38

Article 4 COVENANTS..............................................................................................    40

     Section 4.01       Payment of Principal, Premium, Interest on the Notes.....................................    40
     Section 4.02       SEC and Other Reports....................................................................    41
     Section 4.03       Compliance Certificate...................................................................    41
     Section 4.04       Further Instruments and Acts.............................................................    41
     Section 4.05       Maintenance of Office or Agency..........................................................    41
     Section 4.06       Taxes....................................................................................    42
     Section 4.07       Restricted Payments......................................................................    42
     Section 4.08       Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock........    44
     Section 4.09       Asset Sales..............................................................................    47
     Section 4.10       Transactions with Affiliates.............................................................    49
     Section 4.11       Liens....................................................................................    50
     Section 4.12       Business Activities......................................................................    50
     Section 4.13       Corporate Existence......................................................................    51
     Section 4.14       Payments for Consent.....................................................................    51

Article 5 SUCCESSOR CORPORATION..................................................................................    51

     Section 5.01       When Company May Merge or Transfer Assets................................................    51

Article 6 DEFAULTS AND REMEDIES..................................................................................    52

     Section 6.01       Events of Default........................................................................    52
     Section 6.02       Acceleration.............................................................................    54
     Section 6.03       Other Remedies...........................................................................    54
     Section 6.04       Waiver of Past Defaults..................................................................    55
     Section 6.05       Control by Majority......................................................................    55
     Section 6.06       Limitation on Suits......................................................................    55
     Section 6.07       Rights of Holders to Receive Payment.....................................................    56
     Section 6.08       Collection Suit by Trustee...............................................................    56
     Section 6.09       Trustee May File Proofs of Claim.........................................................    56
     Section 6.10       Priorities...............................................................................    56
     Section 6.11       Distributions to Senior Secured Creditors Following Substantive Consolidation or
                          Other Similar Remedies.................................................................    57
     Section 6.12       Undertaking for Costs....................................................................    57
     Section 6.13       Waiver of Stay, Extension or Usury Laws..................................................    58

Article 7 TRUSTEE................................................................................................    58

     Section 7.01       Duties and Responsibilities of the Trustee; During Default; Prior to Default.............    58
     Section 7.02       Certain Rights of the Trustee............................................................    59
     Section 7.03       Trustee Not Responsible for Recitals, Disposition of Notes or Application of
                          Proceeds Thereof........................................................................   61

     Section 7.04       Trustee and Agents May Hold Notes; Collections, etc......................................    61
     Section 7.05       Moneys Held by Trustee...................................................................    61
     Section 7.06       Compensation and Indemnification of Trustee and Its Prior Claim..........................    61
     Section 7.07       Right of Trustee to Rely on Officers' Certificate, etc...................................    62
     Section 7.08       Conflicting Interests....................................................................    62
     Section 7.09       Persons Eligible for Appointment as Trustee..............................................    62
     Section 7.10       Resignation and Removal; Appointment of Successor Trustee................................    62
     Section 7.11       Acceptance of Appointment by Successor Trustee...........................................    63
     Section 7.12       Merger, Conversion, Consolidation or Succession to Business of Trustee...................    64
     Section 7.13       Preferential Collection of Claims Against the Company....................................    65
     Section 7.14       Reports by the Trustee...................................................................    65
     Section 7.15       Trustee to Give Notice of Default, But May Withhold in Certain Circumstances.............    65

Article 8 DISCHARGE OF INDENTURE.................................................................................    65

     Section 8.01       Discharge of Liability on Notes..........................................................    65
     Section 8.02       Repayment of the Company.................................................................    66

Article 9 AMENDMENTS.............................................................................................    66

     Section 9.01       Without Consent of Holders...............................................................    66
     Section 9.02       With Consent of Holders..................................................................    66
     Section 9.03       Compliance with Trust Indenture Act......................................................    67
     Section 9.04       Revocation and Effect of Consents, Waivers and Actions...................................    67
     Section 9.05       Notation on or Exchange of Notes.........................................................    67
     Section 9.06       Trustee to Sign Supplemental Indentures..................................................    67
     Section 9.07       Effect of Supplemental Indentures........................................................    68

Article 10 MISCELLANEOUS.........................................................................................    68

     Section 10.01      Trust Indenture Act Controls.............................................................    68
     Section 10.02      Notices..................................................................................    68
     Section 10.03      Communication by Holders with Other Holders..............................................    69
     Section 10.04      Certificate and Opinion as to Conditions Precedent.......................................    69
     Section 10.05      Statements Required in Certificate or Opinion............................................    69
     Section 10.06      Withholding..............................................................................    69
     Section 10.07      Separability Clause......................................................................    70
     Section 10.08      Rules by Trustee, Paying Agent and Registrar.............................................    70
     Section 10.09      Legal Holidays...........................................................................    70
     Section 10.10      Governing Law............................................................................    70
     Section 10.11      No Recourse Against Others...............................................................    70
     Section 10.12      Successors...............................................................................    70
     Section 10.13      Multiple Originals.......................................................................    70

EXHIBITS

Exhibit A-1 Form of Face of Global Note
Exhibit A-2 Form of Certificated Note
Exhibit B-1 Option of Holder to Elect Purchase

            INDENTURE dated as of ___________, 2006 between PRG-SCHULTZ INTERNATIONAL, INC., a corporation duly organized and existing under the laws of the State of Georgia, having its principal office at 600 Galleria Parkway, STE 100, Atlanta, GA 30339-5949 (the "COMPANY") and U.S. Bank National Association, as trustee hereunder (the "TRUSTEE").

                             RECITALS OF THE COMPANY

            The Company has duly authorized the creation of an issue of its 11% Senior Notes due 2011 (each a "NOTE" and collectively, the "NOTES") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

            All things necessary to make the Notes, when the Notes are executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

            This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

            For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   Article 1

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

            Section 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

                  (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

            "ACQUIRED DEBT" means, with respect to any specified Person:

                  (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

                  (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

            "AFFILIATE" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "APPLICABLE PROCEDURES" means, with respect to any transfer or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transaction and as in effect from time to time.

            "ASSET SALE" means:

                  (1) the sale, lease, conveyance or other disposition of any property or assets of the Company or any Restricted Subsidiary; or

                  (2) the issuance of Equity Interests in the Company or in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

      Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

                  (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million;

                  (2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

                  (3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

                  (4) the licensing on a non-exclusionary basis of intellectual property or other general intangibles to third persons on customary terms as determined by the Board of Directors in good faith and the ordinary course of business;

                  (5) the sale or disposition in the ordinary course of business of any property or equipment that has become damaged, worn-out or obsolete, in the ordinary course of business;

                  (6) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property for use in a Permitted Business;

                  (7) the sale or other disposition of cash or Cash Equivalents;

                  (8) a Restricted Payment that does not violate Section 4.07 of this Indenture or a Permitted Investment;

                  (9) the sale, lease, sub-lease, license, sub-license, consignment, conveyance or other disposition of equipment, inventory or other assets in the ordinary course of business, including leases with respect to facilities that are temporarily not in use or pending their disposition, or accounts receivable in connection with the compromise, settlement or collection thereof;

                  (10) the creation of a Lien (but not the sale or other disposition of property subject to such Lien); and

                  (11) the sale of all or substantially all of the assets of the Company and its Subsidiaries in compliance with Section 5.01 of this Indenture.

            "BOARD OF DIRECTORS" means either the board of directors of the Company or any duly authorized committee of such board.

            "BOARD RESOLUTION" means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

            "BUSINESS DAY" means each day of the year other than a Saturday or a Sunday on which banking institutions are not required or authorized to close in the City of New York or the city in which the Corporate Trust Office is located.

            "CAPITAL LEASE OBLIGATION" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

            "CAPITAL STOCK" of any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

            "CASH EQUIVALENTS" means:

                  (1) United States dollars;

                  (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than 360 days from the date of acquisition;

                  (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better at the time of acquisition;

                  (4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

                  (5) commercial paper having at the time of acquisition one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Service and, in each case, maturing within nine months after the date of acquisition;

                  (6) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and at the time of acquisition thereof, having one of the two highest ratings obtainable from either Standard & Poor's Rating Services or Moody's Investors Service, Inc.;

                  (7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through
      (6) of this definition; and

                  (8) local currencies held by the Company or any of its Restricted Subsidiaries, from time to time in the ordinary course of business and consistent with past practice.

            "COMMON STOCK" means the Common Stock, without par value, of the Company authorized at the date of this instrument as originally executed or any stock of any class of Capital Stock of a successor to the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of such successor to the Company.

            "COMPANY" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and, thereafter, "Company" shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

            "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by any two Officers.

            "CONVERTIBLE NOTES" means the Company's 10.0% Senior Convertible Notes due 2011.

            "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at U.S. Bank National Association, 360 Interstate North Parkway SE, Suite 500, Atlanta, GA 30339, Attention: Paul L. Henderson, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

            "CREDIT AGREEMENT" means the Credit Agreement, dated as of the Issue Date, as amended, restated, supplemented or otherwise modified from time to time, by and among PRG-Schultz USA, Inc., as borrower, PRG and certain Subsidiaries, as guarantors, and Ableco Finance LLC, as lender and agent thereunder.

            "CREDIT FACILITIES" means, one or more debt facilities (including, without limitation, the Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of notes, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise), substituted or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

            "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "DESIGNATED NON-CASH CONSIDERATION" means the Fair Market Value of non-cash consideration received by the Company or any Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers' Certificate delivered to the Trustee, setting forth the basis of such valuation.

            "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.08 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted

Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

            "DOLLAR" or "U.S.$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

            "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date.

            "EXISTING NOTES" means the Company's existing 4 3/4% Convertible Subordinated Notes due 2006.

            "FAIR MARKET VALUE" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture).

            "GAAP" means United States generally accepted accounting principles as in effect from time to time.

            "GLOBAL NOTES" means Notes that are in the form of the Notes attached hereto as Exhibit A-1.

            "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, contingent or otherwise, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

            "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under:

                  (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designated for the purpose of fixing, hedging or swapping interest rate risk;

                  (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

                  (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

            "HOLDER" or "Noteholder" means a person in whose name a Note is registered on the Registrar's books.

            "INDEBTEDNESS" means, with respect to any Person, without duplication:

                  (1) all indebtedness, obligations and other liabilities, contingent or otherwise, of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, if and to the extent such obligations, liabilities or indebtedness would appear as a liability of such person on a balance sheet prepared in accordance with GAAP, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities;

                  (2) all obligations of such Person evidenced by bonds, credit or loan agreements, notes, debentures or other similar instruments;

                  (3) indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), if and to the extent such Obligations would appear as a liability of such Person on a balance sheet prepared in accordance with GAAP, but excluding trade payables arising in the ordinary course of business;

                  (4) all obligations and liabilities, contingent or otherwise, in respect of Capital Lease Obligations of such Person;

                  (5) all Hedging Obligations of such Person;

                  (6) all indebtedness referred to in (but not excluded from) the preceding clauses (1) through (5) of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or with respect to property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured);

                  (7) all guarantees by such Person of indebtedness referred to in this definition or of any other Person; and

                  (8) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

            "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

            "INSTITUTIONAL ACCREDITED INVESTOR" shall mean an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

            "INTEREST EXPENSE" means, with respect to any specified Person for any period, the sum, without duplication, of:

                  (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

                  (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, whether paid or accrued; plus

                  (3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

                  (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any Disqualified Stock or preferred stock of any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

            "INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on the Notes.

            "INTEREST RATE" means 11% per annum.

            "INVESTMENTS" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates of such Person) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding (i) commission, travel and similar advances to officers and employees made in the ordinary course of business and (ii) extensions of credit to customers or advances, deposits or payment to or with suppliers, lessors or utilities or for workers' compensation, in each case, that are incurred in the ordinary course of business and recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of such Person prepared in accordance with GAAP), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c) hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

            "ISSUE DATE" of any Note means the date on which the Note was originally issued or deemed issued as set forth on the face of the Note.

            "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset given to secure Indebtedness, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, security interest).

            "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration, including Designated Non-cash Consideration, received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, appraisal and insurance adjuster fees and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account, without duplication, (1) any amounts required to be applied to the repayment of Indebtedness, other than revolving credit Indebtedness unless there is a required reduction in commitments, secured by a Lien on the asset or assets that were the subject of such Asset Sale, (2) any reserve or payment with respect to liabilities associated with such asset or assets and retained by the Company or a Restricted Subsidiary after such sale or other disposition thereof, including, without limitation, severance costs, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, (3) any reserves for adjustment in respect of the sale price of such asset established in accordance with GAAP, and (4) any cash escrows in connection with purchase price adjustments, reserves or indemnities (until released).

            "NON-RECOURSE DEBT" means Indebtedness:

                  (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
      (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

                  (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

                  (3) as to which (a) the explicit terms provide that there is no recourse against any assets of the Company or any of its Restricted Subsidiaries or (b) the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

            "NOTES" has the meaning ascribed to it in the first paragraph under the caption "Recitals of the Company". The Notes issued under this Indenture will be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

            "OFFICER" means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

            "OFFICERS' CERTIFICATE" means a written certificate containing the information specified in Sections 10.04 and 10.05, signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 4.03 shall be signed by the principal executive Officer, the principal financial Officer or the principal accounting Officer of the Company but need not contain the information specified in Sections 10.04 and 10.05.

            "OPINION OF COUNSEL" means a written opinion containing the information specified in Sections 10.04 and 10.05, from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

            "PERMITTED BUSINESS" means any business engaged in by the Company or any of its Restricted Subsidiaries on the date of the original issuance of the Notes and any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged on the date of original issuance of the Notes.

            "PERMITTED INVESTMENTS" means:

                  (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

                  (2) any Investment in Cash Equivalents;

                  (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

                      (A) such Person becomes a Restricted Subsidiary of the
            Company; or

                      (B) such Person is merged, consolidated or amalgamated
            with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

                  (4) any Investment made as a result of the receipt of non-cash consideration from (a) an Asset Sale that was made pursuant to and in compliance with Section 4.09 hereof or (b) a sale or other disposition of assets not constituting an Asset Sale;

                  (5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company or a direct or indirect parent of the Company;

                  (6) any Investment acquired by the Company or any of its Restricted Subsidiaries:

                      (A) in exchange for any other Investment or accounts
            receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of a Person or the good faith settlement of delinquent obligations of a Person or of a litigation, arbitration or other dispute, or

                      (B) as a result of a foreclosure by the Company or any of
            its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

                  (7) Investments represented by Hedging Obligations;

                  (8) repurchases or redemptions of the Convertible Notes, the Existing Notes and the Notes;

                  (9) repurchases or redemptions of the Company's Series A Preferred Stock or Series B Preferred Stock;

                  (10) any Investment of the Company or any of its Restricted Subsidiaries existing on the date of this Indenture and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case pursuant to the terms of such Investments as in effect on the date of this Indenture;

                  (11) Guarantees otherwise permitted by the terms of this Indenture;

                  (12) receivables owing to the Company or any Restricted Subsidiary, prepaid expenses, and deposits, if created, acquired or entered into in the ordinary course of business;

                  (13) payroll, business-related travel, and similar advances to cover matters that are expected at the time of such advances to be ultimately treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (14) Investments resulting from the acquisition of a Person, otherwise permitted by this Indenture, which Investments at the time of such acquisition were held by the acquired Person and were not acquired in contemplation of the acquisition of such Person; and

                  (15) any Investments in a Permitted Business having an aggregate Fair Market Value outstanding at any one time of not more than $10.0 million.

            "PERMITTED LIENS" means:

                  (1) Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which are being contested in good faith by appropriate proceedings;

                  (2) Liens in respect of property of the Company or any Restricted Subsidiary imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, landlords' and mechanics' Liens, maritime Liens and other similar Liens arising in the ordinary course of business;

                  (3) Liens securing Existing Indebtedness on property of the Company or any Restricted Subsidiary existing on the Issue Date;

                  (4) easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any real property, in each case, whether now or hereafter in existence, not (i) securing Indebtedness, (ii) individually or in the aggregate materially impairing the value or marketability of such real property and
      (iii) individually or in the aggregate materially interfering with the conduct of the business of the Company and its Restricted Subsidiaries at such real property;

                  (5) Liens arising out of judgments or awards not resulting in an Event of Default and in respect of which the Company or any Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings;

                  (6) Liens (other than any Lien imposed by the United States Employee Retirement Income Securities Act of 1974, as amended) (i) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or public utility obligations, (ii) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers;

                  (7) Leases with respect to the properties of the Company or any Restricted Subsidiary, in each case entered into in the ordinary course of the Company or Restricted Subsidiary's business, so long as they do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of the Company and the Restricted Subsidiaries and (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

                  (8) Liens securing the Indebtedness (including all obligations thereof) described in Section 4.08(b)(i) and Hedging Obligations, subject to the limitations set forth in Section 4.08(b)(x), payable to any lender or holder of such Indebtedness or an Affiliate thereof to the extent such Hedging Obligations are secured by Liens on assets also securing such Indebtedness (including all obligations in respect thereof);

                  (9) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business in accordance with the past practices;

                  (10) Liens securing Indebtedness incurred pursuant to Section 4.08(b)(vi), provided that (i) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the cost (including fees and premiums in connection with such transactions) of the property being acquired, leased or otherwise financed at the time of the incurrence of such Indebtedness and (ii) any such Liens attach only to the property being financed pursuant to such Indebtedness and do not encumber any other property of the Company or any Restricted Subsidiary;

                  (11) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Company or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

                  (12) Liens securing Acquired Debt (and any Permitted Refinancing indebtedness which refinances such Acquired Debt) incurred in accordance with Section 4.08, provided that (i) such Liens secured the Acquired Debt at the time of and prior to the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary and (ii) such Liens do not extend to or cover any property of the Company or its Restricted Subsidiaries other than the property that secured the Acquired Debt prior to the time such Indebtedness became Acquired Debt of the Company or Restricted Subsidiary;

                  (13) licenses of the patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets, know-how and processes, granted by the Company or any Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Company and its Restricted Subsidiaries;

                  (14) Liens in favor of the Company or any Restricted
      Subsidiary;

                  (15) Liens on Equity Interests in any Unrestricted Subsidiaries that secure Indebtedness of such Unrestricted Subsidiary;

                  (16) Liens securing Permitted Refinancing Indebtedness; provided that the terms of such Liens are not less favorable to the Holders in any material respect, taken as a whole, as compared to the terms of the Liens (if any) securing such refinanced Indebtedness;

                  (17) Liens extending, renewing or replacing, in whole or in part, any of the Liens referred to above, so long as that Lien does not extend to any other property (other than improvements, accessions, proceeds or dividends or distributions with respect thereto); and

                  (18) Liens securing Indebtedness incurred pursuant to Section 4.08(b)(x).

            "PERMITTED REFINANCING INDEBTEDNESS" means:

                  (1) any Indebtedness of any of the Company or its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of any of the Company or its Restricted Subsidiaries; provided that:

                      (A) the principal amount (or accreted value, if
            applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including the amount of any reasonably determined premium and defeasance costs, incurred in connection therewith and other amounts necessary to accomplish such refinancing);

                      (B) such Permitted Refinancing Indebtedness has a final
            maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

                      (C) if the Indebtedness being renewed, refunded,
            refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness and is subordinated in right of payment to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

                  (2) any Disqualified Stock of the Company or preferred stock of any of the Company's Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, refund, replace, defease or discharge other Indebtedness or Disqualified Stock of the Company or preferred stock of any of the Company's Restricted Subsidiaries (other than Indebtedness or Disqualified Stock held by the Company or any of its Restricted Subsidiaries including intercompany Indebtedness); provided that:

                      (A) the liquidation or face value of such Permitted
            Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness, or the liquidation or face value of the Disqualified Stock, as applicable, so renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest or dividends thereon and the amount of any reasonably determined premium incurred in connection therewith);

                      (B) such Permitted Refinancing Indebtedness has a final
            redemption date equal to or later than the final maturity or redemption date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being renewed, refunded, refinanced, replaced, defeased or discharged; and

                      (C) such Permitted Refinancing Indebtedness is
            subordinated in right of payment to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness or Disqualified Stock being renewed, refunded, refinanced, replaced, defeased or discharged.

            "PERSON" or "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business.

            "PRINCIPAL" of a Note means the principal amount due on the Stated Maturity of the principal payment of such Note as set forth on the face of the Note.

            "REDEMPTION DATE" or "REDEMPTION DATE" means the date specified for redemption of the Notes in accordance with the terms of the Notes and this Indenture.

            "REDEMPTION PRICE" or "REDEMPTION PRICE" shall have the meaning set forth in paragraph 5 on the reverse side of the Notes.

            "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement, dated as of the Issue Date, by and among the Company and certain holders listed in Exhibit A thereto.

            "REGULAR RECORD DATE" means, with respect to the interest payable on any Interest Payment Date, the close of business on March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

            "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

            "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

            "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

            "RIGHTS PLAN" means the Shareholder Protection Rights Agreement between the Company and First Union National Bank, as rights agent, dated as of August 9, 2000, as the same may be amended from time to time.

            "RULE 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

            "SEC" means the Securities and Exchange Commission.

            "SECURITIES ACT" means the United States Securities Act of 1933 (or any successor statute), as amended from time to time.

            "SERIES A PREFERRED STOCK" means the Company's Senior Series A Convertible Participating Preferred Stock. "SERIES B PREFERRED STOCK" means the Company's Senior Series B Convertible Participating Preferred Stock.

            "SIGNIFICANT SUBSIDIARY" means a Subsidiary of the Company, including its Subsidiaries, which meets any of the following conditions:

                  (1) the Company's and its other Subsidiaries' Investments in and advances to the Subsidiary exceed 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years; or

                  (2) the Company's and its other Subsidiaries' proportionate share of the total assets of the Subsidiary exceeds 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years; or

                  (3) the Company's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10 percent of such income of the Company and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years.

            "STATED MATURITY", means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

            "SUBSIDIARY" means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company or a Subsidiary of the Company holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

            "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

            "TOTAL ASSETS" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent internal balance sheet of the Company prepared on a consolidated basis (excluding Unrestricted Subsidiaries of the Company) in accordance with GAAP.

            "TRUSTEE" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

            "UNITED STATES" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

            "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

                  (1) has no Indebtedness other than Non-Recourse Debt;

                  (2) except as permitted by Section 4.10 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

                  (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation
      (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

                  (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries unless such Guarantee or credit support is released upon its designation as an Unrestricted Subsidiary.

            The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default of Event of Default shall have occurred and be continuing.

            Any such designation by the Board of Directors of the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the resolution adopted by the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions, as applicable.

            "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                  (2) the then outstanding principal amount of such Indebtedness.

            Section 1.02 Other Definitions.

                                                                                           Defined in
                                     Term                                                    Section
-------------------------------------------------------------------------------------    -------------
"ACT"................................................................................      1.05(a)
"AFFILIATE TRANSACTION"..............................................................      4.11(a)
"AGENT MEMBERS"......................................................................      2.12(f)
"AUTHENTICATION ORDER"...............................................................      2.02
"ASSET SALE OFFER"...................................................................      3.14
"BANKRUPTCY LAW".....................................................................      6.01
"CHANGE IN CONTROL"..................................................................      3.09(b)
"CHANGE IN CONTROL REPURCHASE DATE"..................................................      3.09(a)
"CHANGE IN CONTROL REPURCHASE NOTICE"................................................      3.09(d)
"CHANGE IN CONTROL REPURCHASE PRICE".................................................      3.09(a)
"COMMISSIONS"........................................................................      1.03
"CUSTODIAN"..........................................................................      6.01
"DEPOSITARY".........................................................................      2.01(a)
"DTC"................................................................................      2.01(a)
"EVENT OF DEFAULT"...................................................................      6.01
"EXCESS PROCEEDS"....................................................................      4.10(c)
"EXCHANGE ACT".......................................................................      3.09(b)(i)
"INCUR"..............................................................................      4.09(a)
"INDENTURE NOTE HOLDER"..............................................................      1.03
"INDENTURE TO BE QUALIFIED"..........................................................      1.03
"INDENTURE TRUSTEE"..................................................................      1.03
"LEGAL HOLIDAY"......................................................................      10.08
"LEGEND".............................................................................      2.06(f)
"NOTICE OF DEFAULT"..................................................................      6.01
"OBLIGOR"............................................................................      1.03
"OFFER AMOUNT".......................................................................      3.14
"OFFER PERIOD".......................................................................      3.14
"OPTIONAL REDEMPTION PRICE"..........................................................      3.01
"PAYING AGENT".......................................................................      2.03
"PURCHASE DATE"......................................................................      3.14
"PURCHASE DATE"......................................................................      3.14
"REGISTRAR"..........................................................................      2.03
"RESTRICTED PAYMENTS"................................................................      4.08(a)(iv)

            Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "COMMISSION" means the SEC.

            "INDENTURE NOTES" means the Notes.

            "INDENTURE NOTE HOLDER" means a Noteholder.

            "INDENTURE TO BE QUALIFIED" means this Indenture.

            "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

            "OBLIGOR" on the indenture Notes means the Company.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            Section 1.04 Rules of Construction. Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect as of the date hereof;

                  (c) "or" is not exclusive;

                  (d) "including" means including, without limitation; and

                  (e) words in the singular include the plural, and words in the plural include the singular.

            Section 1.05 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            The ownership of Notes shall be proved by the register for the Notes or by a certificate of the Registrar.

            Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

            If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                   Article 2

                                    THE NOTES

            Section 2.01 Title, Form and Dating. The aggregate Principal Amount of Notes that may be authenticated and delivered under this Indenture is initially limited to [$50,000,000, plus an aggregate amount of accrued and unpaid interest on Existing Notes](1), except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.06, 2.07, 2.09, or 9.05.

            The Notes and the Trustee's certificate of authentication to be borne by such Notes shall be substantially in the form annexed hereto as Exhibits A-1 and A-2, which are incorporated in and made apart of this Indenture. The terms and provisions contained in the form of Note shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or



(1) Total aggregate amount to be issued will be determined at closing.

automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage.

                  (a) Global Notes and Certificated Notes. Notes offered and exchanged for Existing Notes on the Issue Date shall be issued, initially in the form of a Global Note in registered form, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for, and registered in the name of, The Depository Trust Company ("DTC") or the nominee thereof (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the "Depositary"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

            Notes issued pursuant to Section 2.12 hereof in exchange for interests in Global Notes shall be issued in the form of Certificated Notes in registered form, substantially in the form of Exhibit A-2 attached hereto.

                  (b) Global Notes in General. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.

            Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

                  (c) Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Notes deposited with or on behalf of the Depositary.

            The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (c) shall bear legends substantially to the following effect:

            "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE

            THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."]

            Section 2.02 Execution and Authentication. The Notes shall be executed on behalf of the Company by any Officer, under its corporate seal impressed or reproduced thereon. The signature of the Officer on the Notes may be manual or facsimile.

            Notes bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Notes the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of authentication of such Notes.

            No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer or other representative, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

            The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more written order signed by at least one Officer authenticating such Notes (an "AUTHENTICATION ORDER"), except as provided in
Section 2.07 hereof.

            The Notes shall be issued only in registered form without coupons.

            Section 2.03 Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes maybe presented for purchase or payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05.

            The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar or co-registrar.

            The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.

            Section 2.04 Paying Agent to Hold Money and Notes in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Note, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Notes and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money.

            Section 2.05 Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semi-annually, on January 1 and July 1, a listing of Noteholders dated within 13 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

            Section 2.06 Transfer and Exchange. (a) Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Noteholder or such Noteholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Notes from the Noteholder requesting such transfer or exchange.

            At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Noteholder or such Noteholder's attorney duly authorized in writing, at such office or agency. Whenever any Notes are so surrendered for exchange, the

Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

            The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes in respect of which a Change in Control Repurchase Notice (as defined in Section 3.09(d)) has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Notes to be purchased in part, the portion thereof not to be purchased) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

                  (b) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Note shall be limited to transfers of such Global Note in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

                  (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Notes.

                  (d) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

                  (e) No Registrar shall be required to make registrations of transfer or exchange of Notes during any periods designated in the text of the Notes or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

            Section 2.07 Replacement Notes. If (a) any mutilated Note is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such Note or indemnity as may be required by them, in each case in their respective sole judgment, to save each of them harmless, then, in the absence of notice to the Company or any Responsible Officer of the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon receipt of a Company Request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

            In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased or redeemed by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Note, pay or purchase such Note, as the case may be.

            Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

            Every replacement Note issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

            The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

            Section 2.08 Outstanding Notes; Determinations of Holders' Action. Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it or delivered to it for cancellation, those paid pursuant to Section 2.07 and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate thereof holds the Note; provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

            If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

            If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date or Purchase Date, or on the Business Day following the Change in Control Repurchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Notes payable on that date, then immediately after such Redemption Date, Change in Control Repurchase Date or Stated Maturity, as the case may be, such Notes shall cease to be outstanding and interest on such Notes shall cease to accrue; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made.

            Section 2.09 Temporary Notes. Pending the preparation of definitive Notes, the Company may execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

            If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

            Section 2.10 Cancellation. All Notes surrendered for payment, purchase by the Company pursuant to Article 3, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be destroyed by the Trustee and the Trustee shall, upon request, deliver a certificate of destruction to the Company.

            Section 2.11 Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of the Note or the payment of any Redemption Price, Change in Control Repurchase Price or Offer Amount in respect thereof, and interest thereon, and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

            Section 2.12 Global Notes. (a) Notwithstanding any other provisions of this Indenture or the Notes, (A) transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(a)(i),
(B) transfer of a beneficial interest in a Global Note for a Certificated Note shall comply with Section 2.06 and Section 2.12(a)(ii), and (C) transfers of a Certificated Note shall comply with Section 2.06 and Sections 2.12(a)(iii) and
(iv).

                        (i) Transfer of Global Note. A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note. No transfer of a Note to any Person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 2.12(a).

                        (ii) Restrictions on Transfer of a Beneficial Interest in a Global Note for a Certificated Note. A beneficial interest in a Global Note may not be exchanged for a Certificated Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a transfer of a beneficial interest in a Global Note in accordance with Applicable Procedures for a Certificated Note in the form satisfactory to the Trustee, together with written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect a decrease in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such decrease, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Notes represented by the Global Note to be decreased by the aggregate principal amount of the Certificated Note to be issued, shall issue such Certificated Note and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so issued.

                        (iii) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented to the Registrar with a request:

                              (A) to register the transfer of such Certificated
            Notes; or

                              (B) to exchange such Certificated Notes for an
            equal principal amount of Certificated Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                        (iv) Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below in connection with certain transfers of such Notes.

Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Trustee, together with written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Note and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Certificated Note to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so cancelled. If no Global Notes are then outstanding the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Note in the appropriate principal amount.

                  (b) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

                  (c) As used in the preceding paragraph of this Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Note.

                  (d) The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Notes:

                        (i) Notwithstanding any other provisions of this Indenture or the Notes, except as provided in Section 2.12(a)(i), a Global Note shall not be exchanged in whole or in part for a Note registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Note may be exchanged for Notes registered in the names of any person designated by the Depositary in the event that
      (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or such Depositary is no longer eligible or in good standing under the Exchange Act or any other applicable Statute or regulation to continue as Depository for the Global Notes, and a successor Depositary is not appointed by the Company within 90 days after the Company receives notice or becomes aware of their ineligibility or (B) an Event of Default has occurred and is continuing with respect to the Notes. Any Global Note exchanged pursuant to clause
      (A) above shall be so exchanged in whole and not in part, and any Global Note exchanged pursuant to clause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

                        (ii) Notes issued in exchange for a Global Note or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

                        (iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                        (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form, without interest coupons.

                        (v) Neither any members of, or participants in, the Depositary (collectively, the "AGENT MEMBERS") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note.

            Section 2.13 CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

            Section 2.14 Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it will pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, which shall accrue at a rate equal to the Interest Rate plus 2% per annum (the "Default Interest Rate"), plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

            Section 2.15 Designation. The Indebtedness evidenced by the Notes is hereby irrevocably designated as "senior indebtedness" or such other term denoting seniority for the purposes of any other existing or future Indebtedness of the Company which the Company makes subordinate to any senior (or such other term denoting seniority) Indebtedness of the Company.

                                   Article 3

                            REDEMPTION AND PURCHASES

            Section 3.01 Optional Redemption. The Notes shall be redeemable at the Company's option at any time. The Company is not prohibited by the terms of this Indenture from acquiring the Notes pursuant to an issuer tender offer, in open market transactions or otherwise, so long as such acquisition does not otherwise violate the terms of this Indenture.

            The Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' prior notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed to the applicable Redemption Date, if redeemed during the periods beginning on the Issue Date and each of the other following indicated periods, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

                                   Year                                              Percentage
---------------------------------------------------------------------------------    -----------
Issue Date through March 14, 2007................................................       104%
March 15, 2007 through March 14, 2008............................................       102%
March 15, 2008 and thereafter....................................................       100%

            Unless the Company defaults in the payment of the Redemption Price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

      Any redemption pursuant to this Section 3.01 shall be made pursuant to the provisions of Sections 3.02 through 3.07 hereof.

            Section 3.02 Notice of Trustee. If the Company elects to redeem Notes pursuant to the redemption provisions of Section 3.01 hereof, it shall notify the Trustee at least 30 days prior but not more than 60 days prior to the Redemption Date of such intended Redemption Date, the principal amount of Notes to be redeemed and the CUSIP numbers of the

Notes to be redeemed. In addition, the Company shall furnish the Trustee with an Officer's Certificate certifying that all conditions precedent to any such redemption have been satisfied in full.

            Section 3.03 Selection of Notes to be Redeemed. If fewer than all the Notes are to be redeemed, the Trustee shall select the particular Notes to be redeemed from the outstanding Notes by a method that complies with the requirements of any exchange on which the Notes are listed, or, if the Notes are not listed on an exchange, by lot. Notes and portions thereof that the Trustee selects shall be in principal amounts equal to $1,000 or any whole multiple thereof.

            The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

            Section 3.04 Notice of Redemption. Notice of redemption shall be given in the manner provided in Section 10.02 hereof to the Holders of Notes to be redeemed. Subject to Sections 3.08 and 3.14 hereof, such notice shall be given not less than 30 nor more than 60 days prior to the Redemption Date for redemption pursuant to Section 3.01.

            All notices of redemption shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Price and interest accrued and unpaid to, but not including, the Redemption Date, if any;

                  (c) if fewer than all the outstanding Notes are to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes which will be outstanding after such partial redemption;

                  (d) that on the Redemption Date the Redemption Price and interest accrued and unpaid to, but not including, the Redemption Date, if any, will become due and payable upon each such Note to be redeemed, and that interest thereon shall cease to accrue on and after such date;

                  (e) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued and unpaid interest, if any; and

                  (f) the CUSIP number of the Notes.

            The notice given shall specify the last date on which exchanges or transfers of Notes may be made pursuant to Section 2.06 hereof.

            Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company.

            Section 3.05 Effect of Notice of Redemption. Notice of redemption having been given as provided in Section 3.04 hereof, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with such notice, such Note shall be paid by the Company at the Redemption Price plus accrued and unpaid interest, if any, to, but not including, the Redemption Date; provided, however, that the installments of interest on Notes whose Stated Maturity is prior to or on the Redemption Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.01 hereof.

            If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the Interest Rate.

            Section 3.06 Deposit of Redemption Price. Prior to or on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the Redemption Price of all the Notes to be redeemed on that Redemption Date and accrued and unpaid interest, if any, on such Notes.

            Section 3.07 Notes Redeemed in Part. Any Note which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 4.05 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or the Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

            Section 3.08 Repurchase of Notes at Option of the Holder upon Change in Control. (a) If there shall have occurred a Change in Control, all or any portion of the Notes of any Holder equal to $1,000 or a whole multiple of $1,000, not previously called for redemption, shall be repurchased by the Company, at the option of such Holder, at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, together with interest accrued and unpaid to, but excluding, the repurchase date (the "CHANGE IN CONTROL REPURCHASE PRICE"), on the date (the "CHANGE IN CONTROL REPURCHASE DATE") that is 45 days (or if that 45th day is not a Business Day, the next succeeding Business Day) after the Change in Control Repurchase Notice; provided, however, that installments of interest on Notes whose Stated Maturity is prior to or on the Change in Control Repurchase Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such on the relevant Regular Record Date according to their terms.

                  (b) Whenever in this Indenture (including Sections 2.01, 6.01(a) and 6.07 hereof) or Exhibit A-1 annexed hereto there is a reference, in any context, to the principal of any Note as of any time, such reference shall be deemed to include reference to the Change in Control Repurchase Price payable in respect to such Note to the extent that such Change in Control Repurchase Price is, was or would be so payable at such time, and express mention of the Change in Control Repurchase Price in any provision of this Indenture shall not be construed as excluding the Change in Control Repurchase Price in those provisions of this Indenture when such express mention is not made.

            A "CHANGE IN CONTROL" of the Company shall be deemed to have occurred at such time after the original issuance of Notes as any of the following events shall occur:

                        (i) the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Capital Stock of the Company entitling that person to exercise 50% or more of the total voting power of all shares of such Capital Stock entitled to vote generally in elections of directors, other than any acquisition by the Company, any of its Subsidiaries or any employee benefit plans of the Company; or

                        (ii) any consolidation or merger of the Company with or into any other person, any merger of another person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company's properties and assets to another person, other than:

                              (A) any transaction (1) that does not result in
            any reclassification, conversion, exchange or cancellation of outstanding shares of the Capital Stock of the Company and (2) pursuant to which holders of the Capital Stock of the Company immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Capital Stock of the Company entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction; or

                              (B) any merger solely for the purpose of changing
            the Company's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of
            (1) Common Stock solely into shares of common stock of the surviving entity, (2) Series A Preferred Stock solely into shares of a series of preferred stock of the surviving entity having the same designations, rights and privileges with respect to such surviving entity as the Series A Preferred Stock has with respect to the Company and (3) Series B Preferred Stock solely into shares of a series of preferred stock of the surviving entity having the same designations, rights and privileges with respect to such surviving entity as the Series B Preferred Stock has with respect to the Company;

                        (iii) during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Board of Directors (together with any new directors whose election to the Board of Directors, or whose nomination for election by the shareholders of the Company, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election were previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

                        (iv) the Company is liquidated or dissolved or a resolution is passed by the Company's stockholders approving a plan of liquidation or dissolution of the Company other than in a transaction which complies with the provisions described in Article 5 of the Indenture.

            Beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term "person" shall include any syndicate or group that would be deemed to be a "person" under
Section 13(d)(3) of the Exchange Act.

                  (c) Unless the Company shall have theretofore called for redemption all of the outstanding Notes, prior to or on the 30th day after the occurrence of a Change in Control, the Company, or, at the written request and expense of the Company prior to or on the 30th day after such occurrence, the Trustee, shall give to all Noteholders, in the manner provided in Section 10.02 hereof, notice of the occurrence of the Change in Control and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee. The notice shall include a form of Change in Control Repurchase Notice (as defined in Section 3.08(d)) to be completed by the Noteholder and shall state:

                        (i) briefly, the events causing a Change in Control and the date of such Change in Control;

                        (ii) the date by which the Change in Control Repurchase Notice pursuant to this Section 3.08 must be given;

                        (iii) the Change in Control Repurchase Date;

                        (iv) the Change in Control Repurchase Price;

                        (v) the name and address of the Paying Agent;

                        (vi) that Notes must be surrendered to the Paying Agent to collect payment;

                        (vii) that the Change in Control Repurchase Price for any Note as to which a Change in Control Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Repurchase Date and the time of surrender of such Note as described in (viii) above;

                        (viii) briefly, the procedures the Holder must follow to exercise rights under this Section 3.08;

                        (ix) the procedures for withdrawing a Change in Control Repurchase Notice;

                        (x) that, unless the Company defaults in making payment of such Redemption Price, interest on Notes called for redemption will cease to accrue on and after the Redemption Date; and

                        (xi) the CUSIP number of the Notes.

                  (d) A Holder may exercise its rights specified in Section 3.08(a) hereof upon delivery of a written notice of purchase (a "CHANGE IN CONTROL REPURCHASE NOTICE") to the Paying Agent at any time prior to the close of business on the Change in Control Repurchase Date, stating:

                        (i) the certificate number of the Note which the Holder will deliver to be purchased;

                        (ii) the portion of the principal amount of the Note which the Holder will deliver to be purchased, and

                        (iii) that such Note shall be purchased pursuant to the terms and conditions specified in paragraph 6 on the reverse side of the Notes.

            The delivery of such Note to the Paying Agent prior to, on or after the Change in Control Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Repurchase Price therefor; provided, however, that such Change in Control Repurchase Price shall be so paid pursuant to this
Section 3.08 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Repurchase Notice.

            The Company shall purchase from the Holder thereof, pursuant to this
Section 3.08, a portion of a Note. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

            Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Repurchase Date and the time of delivery of the Note to the Paying Agent in accordance with this Section 3.08.

            Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Repurchase Notice contemplated by this Section 3.08(d) shall have the right to withdraw such Change in Control Repurchase Notice at any time prior to the close of business on the Change in Control Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09.

            The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Repurchase Notice or written withdrawal thereof.

            Section 3.09 Effect of Change in Control Repurchase Notice. Upon receipt by the Paying Agent of the Change in Control Repurchase Notice specified in Section 3.08(d), the Holder of the Note in respect of which such Change in Control Repurchase Notice was given shall (unless such Change in Control Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Change in Control Repurchase Price with respect to such Note. Such Change in Control Repurchase Price shall be paid to such Holder, subject to receipt of consideration for the Notes and/or Notes from the Holders by the Paying Agent, promptly following the later of (x) the Change in Control Repurchase Date with respect to such Note (provided the conditions in Section 3.08(d) have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by
Section 3.08(d).

            A Change in Control Repurchase Notice may be withdrawn by means of written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Change in Control Repurchase Notice at any time prior to the close of business on the Change in Control Repurchase Date specifying:

                  (a) the certificate number of the Note in respect of which such notice of withdrawal is being submitted,

                  (b) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

                  (c) the principal amount, if any, of such Note which remains subject to the original Change in Control Repurchase Notice and which has been or will be delivered for purchase by the Company.

            There shall be no repurchase of any Notes pursuant to Section 3.08 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Change in Control Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Change in Control Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Change in Control Repurchase Notice has been withdrawn incompliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Change in Control Repurchase Price with respect to such Notes) in which case, upon such return, the Change in Control Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

            Section 3.10 Deposit of Change in Control Repurchase Price. Prior to 11:00 a.m. (New York City time) on the Change in Control Repurchase Date the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Business
Day) sufficient to pay the aggregate Change in Control Repurchase Price of all the Notes or portions thereof which are to be purchased as of the Change in Control Repurchase Date.

            Section 3.11 Notes Purchased in Part. Any Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not purchased.

            Section 3.12 Covenant to Comply with Securities Laws . In connection with any offer to purchase or repurchase Notes under Sections 3.08 and 3.14 hereof, the Company shall (i) comply with Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Sections 3.08 and 3.14 to be exercised in the time and in the manner specified in Sections 3.08 and 3.14.

            Section 3.13 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash held by them for the payment of the Change in Control Repurchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.11 exceeds the aggregate Change in Control Repurchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Change in Control Repurchase Date then promptly after the Business Day following the Change in Control Repurchase Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

            Section 3.14 Offer to Purchase by Application of Excess Proceeds. In the event that, pursuant to Section 4.09 hereof, the Company is required to commence an offer (an "ASSET SALE OFFER") to all Holders to purchase all or any part (equal to $1,000 or any integral multiple of $1,000 in excess of $1,000) of that Holder's Notes, the Company will follow the procedures specified below.

            The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture (including without limitation, the Convertible Notes) with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company will apply all Excess Proceeds (the "OFFER AMOUNT") to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made pursuant to Section 4.01 hereof.

            If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person, in cash, in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

            Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

                  (a) that the Asset Sale Offer is being made pursuant to this
Section 3.14 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

                  (b) the Offer Amount, the purchase price and the Purchase
Date;

                  (c) that any Note not tendered or accepted for payment will continue to accrue interest;

                  (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

                  (e) that Holders electing to have any Notes purchased pursuant to an Asset Sale Offer may elect to have such Notes purchased in denominations of $1,000 or integral multiples of $1,000 in excess of $1,000 only;

                  (f) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business at least three Business Days preceding the Purchase Date;

                  (g) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (h) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders thereof (including without limitation, the Convertible Notes) exceeds the Offer Amount, the Company will select the Notes and other pari passu Indebtedness (including without limitation, the Convertible Notes) to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples of $1,000 in excess of $1,000 will be purchased); and

                  (i) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion (to the extent that such unpurchased portion is equal to $1,000 in principal amount or an integral multiple of $1,000 in excess of $1,000 ) of the Notes surrendered (or transferred by book-entry transfer).

            On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof properly tendered and not withdrawn pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes properly tendered and not withdrawn, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section
3.14. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each Holder properly tendered, and not withdrawn, an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each new Note will be in a principal amount of $1,000 or integral multiples of $1,000 in excess of $1,000. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on, or as soon as practicable after, the Purchase Date.

            Other than as specifically provided in this Section 3.14, any purchase pursuant to this Section 3.14 shall be made pursuant to the provisions of Sections 3.02 through 3.07 and Sections 3.11 through 3.13 hereof.

                                   Article 4

                                    COVENANTS

            Section 4.01 Payment of Principal, Premium, Interest on the Notes. The Company will duly and punctually pay the principal of and premium, if any, and interest at the Interest Rate or, upon the occurrence of and continuance of an Event of Default, at the Default Interest Rate, in respect of the Notes in accordance with the terms of the Notes and this Indenture. The Company will deposit or cause to be deposited with the Trustee as directed by the Trustee, no later than 11:00 a.m., New York City time on the day of the Stated Maturity of any interest installment or principal payment of any Note, all payments so due. Principal amount, Redemption Price, Change in Control Repurchase Price, Offer Amount, and cash interest shall be considered paid on the applicable date due if at 11:00 a.m., New York City time on such date (or, in the case of a Change in Control Repurchase Price on the Business Day following the applicable Change in Control Repurchase Date, if applicable) the Trustee or the Paying Agent holds, in accordance with this Indenture, money or Notes, if permitted hereunder, sufficient to pay all such amounts then due.

            The Company shall, to the extent permitted by law, pay cash interest on overdue amounts at the rate per annum set forth in paragraph 1 on the reverse side of the Notes, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such overdue interest shall be payable on demand.

            Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

            Section 4.02 SEC and Other Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. If at any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a).

            The Company's reporting obligations under this Section 4.02 will be satisfied in the event the Company files such information with the SEC and it is publicly available electronically through the SEC's EDGAR filing system.

            Section 4.03 Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2006) an Officers' Certificate, stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

            Section 4.04 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

            Section 4.05 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar and Paying Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange, purchase or redemption and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of U.S. Bank National Association, located in the Borough of Manhattan, City of New York, shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02.

            The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

            Section 4.06 Taxes. The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

            Section 4.07 Restricted Payments.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

                        (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries), or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such, other than:

                  (1) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company; or

                  (2) dividends or distributions by a Restricted Subsidiary; provided, that, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not wholly-owned by the Company or another Restricted Subsidiary that is not wholly-owned by the Company or another Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

                        (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

                        (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Restricted Subsidiary that is contractually subordinated to the Notes (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except (i) a payment of interest or principal at the Stated Maturity thereof or (ii) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of such purchase, repurchase or other acquisition; or

                        (iv) make any Restricted Investment.

      (All such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS.")

                  (b) The provisions of Section 4.07(a) hereof will not prohibit:

                        (i) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company;

                        (ii) the redemption, repurchase or other acquisition or retirement of Indebtedness of the Company or any Restricted Subsidiary that is contractually subordinated to the Notes (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries) made by exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, new Indebtedness of the Company which is incurred in compliance with Section 4.08, so long as:

                              (A) the principal amount of such new Indebtedness
            does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the subordinated Indebtedness being so redeemed, repurchased, acquired or retired, plus reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness,

                              (B) such Indebtedness is subordinated to the Notes
            to the same extent as such subordinated Indebtedness so redeemed, repurchased, acquired or retired,

                              (C) such Indebtedness has a final scheduled
            maturity date equal to or later than the final scheduled maturity date of the subordinated Indebtedness being so redeemed, repurchased, acquired or retired, and

                              (D) such Indebtedness has a Weighted Average Life
            to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

                        (iii) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement of common Equity Interests of the Company held by any future, present or former employee, director or consultant of the Company, any of its Subsidiaries or any of its direct or indirect parents pursuant to any management agreement; provided, however, that the aggregate Restricted Payments made under this clause (iv) do not exceed in any calendar year $1.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years);

                        (iv) the declaration and payment of distributions or dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary issued in accordance with Section
      4.08 to the extent such dividends are included in the definition of Consolidated Fixed Charges;

                        (v) repurchases of Equity Interests deemed to occur upon the cashless exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants; or

                        (vi) the repurchase, redemption or other acquisition or retirement of any subordinated Indebtedness pursuant to the provisions similar to those in Sections 3.08 and 3.14; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (iii) or (iv) of this Section 4.07(b), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

                  (c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Trustee in the event that the Fair Market Value exceeds $10.0 million.

                  (d) The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount equal to the lesser of (i) the Fair Market Value of the Company's Investment in such Subsidiary as of the date of such redesignation and (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date, determined in accordance with paragraph (c) of this Section 4.07. Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to paragraph (a) of this Section 4.07, under clause (vii) of paragraph (b) of this Section 4.07, or pursuant to the definition of "Permitted Investments," and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

            Section 4.08 Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock.

                  (b) The provisions of Section 4.08(a) hereof will not prohibit the incurrence by the Company and its Restricted Subsidiaries of any of the following items of Indebtedness (collectively, "PERMITTED DEBT"):

                        (i) Indebtedness incurred under the Credit Facilities (including the related Guarantees thereof and fees, expenses and accrued interest related thereto), the principal amount of which (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of us and our Restricted Subsidiaries thereunder) does not exceed $47.5 million outstanding at any one time under this clause
      (i), less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of the Restricted Subsidiaries since the Issue Date to repay any term Indebtedness with the effect of permanently reducing such term Indebtedness and revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to Section 4.09 (it being understood that a temporary reduction of revolving credit Indebtedness with Net Proceeds pending application thereof as permitted by Section 4.09 shall not reduce the amounts available for borrowing under this clause (i));

                        (ii) the incurrence by the Company of Indebtedness represented by the Notes and the Convertible Notes and, if applicable, the Series A Preferred Stock and Series B Preferred Stock;

                        (iii) the issuance by any of the Company's Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

                              (A) any subsequent issuance or transfer of Capital
            Stock that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

                              (B) any sale or other transfer of any such
            preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company,

      will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause
      (iii);

                        (iv) the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.08;

                        (v) Existing Indebtedness (other than Indebtedness described in clause (i) of this Section 4.08(b));

                        (vi) Indebtedness (including Capital Lease Obligations), Disqualified Stock and preferred stock incurred by the Company or any of the Restricted Subsidiaries, to finance the purchase, lease, construction or improvement of property (real or personal) or equipment that is used or useful in a Permitted Business, in an aggregated principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (vi) does not exceed at any time in the aggregate outstanding $10.0 million;

                        (vii) Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence; provided, further, that any such Indebtedness outstanding and incurred pursuant to this Section 4.09(b)(vii) does not exceed at any time in the aggregate $5.0 million;

                        (viii) the incurrence by the Company or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refund, refinance, defease, renew or replace, any Indebtedness, Disqualified Stock or preferred stock incurred under clauses (ii), (v) and (vi) above, this clause (viii) and clause (ix) below or any Permitted Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are used to extend, refund, refinance, defease, renew or replace, such Indebtedness, Disqualified Stock or preferred stock including additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums (including tender premiums), defeasance costs and fees in connection therewith prior to its respective maturity;

                        (ix) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any other Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Equity Interests or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the issuer thereof; and

                        (x) the incurrence by the Company or any of the Restricted Subsidiaries of Indebtedness, Disqualified Stock or preferred stock in an aggregate principal amount at any time outstanding under this clause (x) not to exceed $7.5 million.

                  (c) For purposes of determining compliance with this Section 4.08, in the event that an item of Indebtedness, Disqualified Stock or preferred stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (x) in Section 4.08(b) above or is entitled to be incurred pursuant to paragraph (a) of this Section 4.08, the Company, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or preferred stock in one of the above clauses. For purposes of determining compliance with this covenant, at the time of incurrence, the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

            Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this covenant.

                  (d) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

                  (e) The Company will not, directly or indirectly, incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms.

                  (f) The amount of any Indebtedness outstanding as of any date will be:

                        (i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

                        (ii) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

                        (iii) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

                              (A) the Fair Market Value of such assets at the
            date of determination; and

                              (B) the amount of the Indebtedness of the other
            Person.

            Section 4.09 Asset Sales.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                        (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Stock issued or sold or otherwise disposed of; and

                        (ii) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash. For purposes of this provision (but not the definition of Net Proceeds), each of the following will be deemed to be cash:

                              (A) Cash Equivalents;

                              (B) any liabilities, as shown on the Company's
            most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary assumption agreement that releases the Company or such Restricted Subsidiary from further liability;

                              (C) any securities, notes or other obligations
            received by the Company or any such Restricted Subsidiary from such transferee that are, within 180 days of the Asset Sale, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

                  (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:

                        (i) to repay or prepay Indebtedness of the Company or its Restricted Subsidiaries and, if such Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; or

                        (ii) to acquire (or enter into a definitive agreement to acquire, the Closing of which is expected to occur no later than 455 days following the receipt of such Net Proceeds) all or substantially all of the assets of, or any Capital Stock of, another Person engaged in a Permitted Business, if, after giving effect to any such acquisition of Capital Stock, such Person is or becomes a Restricted Subsidiary of the Company, or to invest in productive assets of a kind used or useable by the Company or its Restricted Subsidiaries in a Permitted Business.

      Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

                  (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.09(b) will constitute "EXCESS PROCEEDS". When the aggregate amount of Excess Proceeds exceeds $10.0 million, within 20 Business Days thereof, the Company will make an Asset Sale Offer in accordance with the procedures set forth in Section 3.14 to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets in accordance with Section 3.14 hereof to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of the Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

                  (d) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.14 hereof or this Section 4.09, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.14 hereof or this Section 4.09 by virtue of such compliance.

            Section 4.10 Transactions with Affiliates.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an "AFFILIATE TRANSACTION"), unless:

                        (i) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

                        (ii) the Company delivers to the Trustee:

                              (A) with respect to any Affiliate Transaction or
            series of related Affiliate Transactions involving aggregate consideration in excess of $3.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) of this Section 4.10(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

                              (B) with respect to any Affiliate Transaction or
            series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

                  (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.10(a) hereof:

                        (i) any consulting or employment agreement or arrangements, incentive compensation plan, stock option or stock ownership plan, employee benefit plan, severance arrangements, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries for the benefit of directors, officers, employees and consultants of the Company or a direct or indirect parent of the Company and payments and transactions pursuant thereto, including without limitation, pursuant to the management incentive plan;

                        (ii) transactions between or among the Company and/or its Restricted Subsidiaries;

                        (iii) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

                        (iv) payment of reasonable directors' fees to Persons who are not employees of the Company;

                        (v) any Investment of the Company or any of its Restricted Subsidiaries existing on the date of this Indenture and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case pursuant to the terms of such Investments as in effect on the date of this Indenture;

                        (vi) transactions described in the offering circular, dated as of February 1, 2006.

            Section 4.11 Liens. The Company will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, other than Permitted Liens, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien; provided that if such Indebtedness is by its terms expressly subordinated to the Notes, the Lien securing such Indebtedness shall be subordinate and junior to the Lien securing the Notes with the same relative priority as such subordinate or junior Indebtedness shall have with respect to the Notes.

            Section 4.12 Business Activities. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses,

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

except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

            Section 4.13 Corporate Existence. Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

                  (a) its corporate existence, and the corporate, limited liability company, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; and

                  (b) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

            Section 4.14 Payments for Consent. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                    Article 5

                              SUCCESSOR CORPORATION

            Section 5.01 When Company May Merge or Transfer Assets. The Company shall not consolidate, merge or amalgamate with or into any other person or convey, transfer or lease its properties and assets of the Company and its Restricted Subsidiaries taken as a whole substantially as an entirety to any person, unless:

                  (a) either (i) the Company shall be the continuing corporation or (ii) the person (if other than the Company) formed by such consolidation or into which the Company is merged or amalgamated or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (A) shall be organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (B) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture;

                  (b) at the time of such transaction, no Event of Default and no event which, after notice or lapse of time, would become an Event of Default, shall have happened and be continuing; and

                  (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

            For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

            The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes. Subject to Section 9.06, the Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

                                    Article 6

                              DEFAULTS AND REMEDIES

            Section 6.01 Events of Default. An "EVENT OF DEFAULT" occurs if:

                  (a) the Company fails to pay when due the principal of or premium, if any, on any of the Notes at maturity, upon redemption or exercise of a repurchase right or otherwise;

                  (b) the Company fails to pay an installment of interest (including Registration Delay Payments (as that term is defined in the Registration Rights Agreement), if any) on any of the Notes that continues for 30 days after the date when due;

                  (c) the Company fails to perform or observe any other term, covenant or agreement contained in the Notes or this Indenture for a period of 30 days after receipt by the Company of a Notice of Default (as defined in this Section 6.01);

                  (d) the Company fails to give or cause the Trustee to give all Noteholders notice of the occurrence of a Change in Control in accordance with the provisions of Section 3.08(c) hereof or an Asset Sale Offer in accordance with the provisions of Section 3.14 hereof;

                  (e) one or more defaults in the payment of principal of or premium, if any, on any of the Company's or its Restricted Subsidiaries' Indebtedness aggregating $5.0 million or more, when the same becomes due and payable at the scheduled maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived within a 30-day period after the date of a notice of default or any of the

Company's or its Restricted Subsidiaries' Indebtedness aggregating $5.0 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the scheduled maturity thereof and such acceleration is not rescinded or annulled within a 30-day period after the date of such acceleration;

                  (f) there is rendered against the Company or any of its Restricted Subsidiaries one or more final unsatisfied judgments not covered by insurance aggregating in excess of $5.0 million, which are not stayed, bonded or discharged within 60 days;

                  (g) the Company, or any Significant Subsidiary, or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary pursuant to or under or within the meaning of any Bankruptcy Law:

                        (i) commences a voluntary case or proceeding;

                        (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

                        (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

                        (iv) makes a general assignment for the benefit of its creditors;

                        (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

                        (vi) consents to the filing of such a petition or the appointment of or taking possession by a Custodian; or

                  (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                        (i) is for relief against the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary insolvent or bankrupt;

                        (ii) appoints a Custodian of the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary or for any substantial part of its or their properties; or

                        (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 days; or

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

                        (i) one or more defaults under the Convertible Notes indenture with respect to the Convertible Notes has occurred and is continuing.

            "BANKRUPTCY LAW" means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

            "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            A Default under clauses (c), (d), (f) or (g) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (c) or (f) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "NOTICE OF DEFAULT".

            The Company will deliver to the Trustee, within five Business Days of becoming aware of the occurrence of an Event of Default, written notice thereof. In addition, the Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the lapse of time and the giving of notice would become an Event of Default under clause (c), (d), (f) or (g) above, its status and what action the Company is taking or proposes to take with respect thereto.

            Section 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(h) or (i)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding by notice to the Company and the Trustee, may declare the Notes due and payable at their principal amount together with accrued interest. Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable.

            If an Event of Default specified in Section 6.01(h) or (i) above occurs and is continuing, then the principal and the interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders.

            The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Noteholder) may rescind or annul an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal and any accrued cash interest that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.06 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal, the premium, if any, and any accrued cash interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

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

            The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            Section 6.04 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Noteholder), may waive an existing Default and its consequences except (1) an Event of Default described in Section 6.01(a) or (b) or (2) a Default in respect of a provision that under Section
9.02 cannot be amended without the consent of each Noteholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

            Section 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding through their written consent may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it against loss, liability or expense. This Section 6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

            Section 6.06 Limitation on Suits. A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

                  (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (b) the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding make a written request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

                  (e) the Holders of a majority in aggregate principal amount of the Notes at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

            A Noteholder may not use this Indenture to prejudice the rights of any other Noteholder or to obtain a preference or priority over any other Noteholder.

            Section 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, premium, if any, plus Redemption Price, Change in Control Repurchase Price, Offer Amount or any accrued cash interest in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes or any Redemption Date or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected adversely without the consent of such Holder.

            Section 6.08 Collection Suit by Trustee. If an Event of Default described in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Notes and the amounts provided for in Section 7.06.

            Section 6.09 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount, Redemption Price, Change in Control Repurchase Price, Offer Amount or any accrued cash interest in respect of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (a) to file and prove a claim for the whole amount of the principal amount, Redemption Price, Change in Control Repurchase Price, Offer Amount or any accrued cash interest and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.06) and of the Holders allowed in such judicial proceeding, and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  (a) to the Trustee for amounts due under Section 7.06;

                  (b) to Noteholders for amounts due and unpaid on the Notes for the principal amount, Redemption Price, Change in Control Purchase Price, Offer Amount or any accrued cash interest as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

                  (c) the balance, if any, to the Company.

            The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Noteholder and the Company a notice that states the record date, the payment date and the amount to be paid.

            Section 6.11 Distributions to Senior Secured Creditors Following Substantive Consolidation or Other Similar Remedies. In the event that a court of competent jurisdiction either under the United States Bankruptcy Code or applicable law enters (i) an order in any bankruptcy case of PRG and/or any of its Subsidiaries providing for: (A) substantive consolidation of PRG with some of all of its Subsidiaries, in whole in part, (B) the substantive consolidation of some or all of the assets and liabilities of any of PRG's Subsidiaries with PRG's bankruptcy estate, or (C) piercing the corporate veil between the Company and any of its Subsidiaries (a "Substantive Consolidation Order"), then, notwithstanding any effect of such Substantive Consolidation Order that would otherwise apply, the Holders of the Notes hereby agree that:

                  (a) The assets of any of the Subsidiaries (or the value or any proceeds realized therefrom) that are substantively consolidated with the bankruptcy estate of PRG shall be available to be applied first to the payment and satisfaction of the Subsidiaries' obligations and the obligations of PRG to the senior secured lenders under the Credit Facilities in the same manner and to the same extent as would have been the case had any Substantive Consolidation Order not been entered; and

                  (b) The value of the common stock of any of the Subsidiaries that are substantively consolidated with the bankruptcy estate of PRG shall be available to be applied first to the payment and satisfaction of the liens on the stock of the Subsidiaries granted to the senior secured lenders by PRG under the Credit Facilities in the same manner and to the same extent as would have been the case had any Substantive Consolidation Order not been entered.

            Section 6.12 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Notes at the time outstanding. This Section 6.11 shall be in lieu of

Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

            Section 6.13 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount, Redemption Price, Change in Control Repurchase Price, Offer Amount or any accrued cash interest in respect of Notes, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    Article 7

                                     TRUSTEE

            Section 7.01 Duties and Responsibilities of the Trustee; During Default; Prior to Default. The Trustee, prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default hereunder has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

                  (a) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default which may have occurred:

                        (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                        (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically

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

      required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

                  (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

            None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

            The provisions of this Section 7.01 are in furtherance of and subject to Sections 315 and 316 of the TIA.

            Section 7.02 Certain Rights of the Trustee. In furtherance of and subject to the TIA and subject to Section 7.01:

                  (a) the Trustee may rely, and shall be protected in acting or refraining from acting upon, any resolution, Officers' Certificate, Company Request, Company Order, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, Note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Company;

                  (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture in accordance with the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

                  (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

                  (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company upon demand;

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

                  (h) The Trustee's immunities and protections from liability and its rights to compensation and indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee's officers, directors, agents and employees and its services as Paying Agent, Registrar or any other role assumed by the Trustee hereunder or to which it has been appointed. Such immunities and protections and right to indemnification, together with the Trustee's right to compensation, shall survive the Trustee's resignation or removal and the final payment of the Notes;

                  (i) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture; and

                  (j) The Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder except (i) during any period it is serving as Paying Agent for the Notes, any Event of Default pursuant to Sections 6.01
(a), (b), (c) or (d), or (ii) any Default or Event of Default of which a Responsible Officer shall have received written notification. All notices or other instruments required by this Indenture to be delivered to the Trustee must, in order to be effective, be in writing and delivered to the principal corporate trust office of the Trustee, and in the absence of such notice so delivered to the Trustee may conclusively assume there is no default except as aforesaid.

                  (k) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

                  (l) The Trustee shall have no responsibility for any information in any offering memorandum or other disclosure material distributed with respect to the Notes, and the

Trustee shall have no responsibility for compliance with any state or federal securities laws in connection with the Notes.

                  (m) The Trustee shall have no responsibility for any registration, filing, recording, re-registration or re-recording of this Indenture or any other document or instrument executed in connection with this Indenture and the issuance of the Notes including, without limitation, any financing statements or continuation statements with respect thereto.

                  (n) The Trustee shall not in any event be responsible for ensuring that the rate of interest due and payable on the Notes under this Indenture does not exceed the highest legal rate of interest permissible under federal or state law applicable thereto.

            Section 7.03 Trustee Not Responsible for Recitals, Disposition of Notes or Application of Proceeds Thereof. The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds thereof.

            Section 7.04 Trustee and Agents May Hold Notes; Collections, etc. The Trustee or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee or such agent and, subject to Sections
7.08 and 7.13, if operative, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

            Section 7.05 Moneys Held by Trustee. Subject to the provisions of
Section 8.02 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

            Section 7.06 Compensation and Indemnification of Trustee and Its Prior Claim. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) to be agreed to in writing by the Trustee and the Company, and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including (i) the reasonable compensation and the expenses and disbursements of one counsel and of all agents and other persons not regularly in its employ and (ii) interest at the prime rate on any disbursements and advances made by the Trustee and not paid by the Company within 5 days after receipt of an invoice for such disbursement or advance) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Company under this Section 7.06 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional Indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional Indebtedness shall be a senior claim to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes, and the Notes are hereby effectively subordinated to such senior claim to such extent. The provisions of this Section 7.06 shall survive the termination of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01 or in connection with Article 6 hereof, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for services in connection therewith are to constitute expenses of administration under any bankruptcy law.

            Section 7.07 Right of Trustee to Rely on Officers' Certificate, etc. Subject to Sections 7.01 and 7.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee.

            Section 7.08 Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA.

            Section 7.09 Persons Eligible for Appointment as Trustee. The Trustee shall at all times be a corporation or banking association having a combined capital and surplus of at least $10,000,000. If such corporation or banking association files reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 7.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so filed. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 7.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

            Section 7.10 Resignation and Removal; Appointment of Successor Trustee.

                  (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Notes by giving written notice of resignation to the Company and by mailing notice thereof by first-class mail to the Holders of Notes at their last addresses as they shall appear on the Note register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide Holder of a Note for at least six months may, subject to the provisions of Section 7.11, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

                  (b) In case at any time any of the following shall occur:

                        (i) the Trustee shall fail to comply with the provisions of Section 7.08 with respect to any Notes after written request therefor by the Company or by any Noteholder who has been a bona fide Holder of a Note for at least six months; or

                        (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any Noteholder; or

                        (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.11, any Noteholder who has been a bona fide Holder of a Note for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee. If no successor trustee shall have been appointed and have accepted appointment within 30 days after a notice of removal has been given, the removed trustee may petition a court of competent jurisdiction for the appointment of a successor trustee.

                  (c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section
1.05 of the action in that regard taken by the Noteholders.

                  (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this
Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

            Section 7.11 Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee hereunder; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.

            No successor trustee shall accept appointment as provided in this
Section 7.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

            Upon acceptance of appointment by any successor trustee as provided in this Section 7.11, the Company shall mail notice thereof by first class mail to the Holders of Notes at their last addresses as they shall appear in the register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 7.10. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

            Section 7.12 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation or banking association shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force and effect that this Indenture provides for the certificate of authentication of the Trustee; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

            Section 7.13 Preferential Collection of Claims Against the Company. The Trustee shall comply with the provisions of Section 311 of the TIA.

            Section 7.14 Reports by the Trustee. (a) The Trustee shall transmit to Holders and other persons such reports concerning the Trustee and its actions under this Indenture, but only as may be required pursuant to the TIA, on or before July 15 in each year that such report is required, such reports to be dated as of the immediately preceding May 15.

                  (b) A copy of each such report shall, at the time of such transmission to Noteholders, be furnished to the Company and be filed by the Trustee with each stock exchange upon which the Notes are listed and also with the SEC. The Company agrees to notify the Trustee when and as the Notes become admitted to trading on any national securities exchange.

            Section 7.15 Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall transmit to the Noteholders, as the names and addresses of such Holders appear on the Note register, notice by mail of all Events of Default which have occurred, and which the Trustee has received notice of or is required to take notice of pursuant to Section 7.02 (j), such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice; provided that, except in the case of an Event of Default in the payment of the principal of, interest on, or other similar obligation with respect to, any of the Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the best interests of the Noteholders.

                                   Article 8

                             DISCHARGE OF INDENTURE

            Section 8.01 Discharge of Liability on Notes. When the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation, this Indenture shall, subject to
Section 7.06, cease to be of further effect. In addition, when (i) all outstanding Notes will become due and payable within 60 days of their Stated Maturity or (ii) all outstanding Notes are scheduled for redemption within 60 days and, in each case, the Company deposits with the Trustee cash or Cash Equivalents sufficient to pay all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for the purpose of making such principal or redemption payment, and if in any case the Company pays all other sums payable hereunder by the Company, then (1) after such time but prior to the Stated Maturity Date or Redemption Date, as applicable, the Company shall be irrevocably released from its obligations under any covenant or obligation contained in Sections 3.08, 2.14, 4.02 through 4.14, Section 5.01 and Section 6.01(c), (d), (e), (f), (g) and (i) of this Indenture and (2) from and after the Stated Maturity Date or Redemption Date, as applicable, this Indenture shall, subject to Section 7.06, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

            Section 8.02 Repayment of the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Noteholders with respect to such money or securities for that period commencing after the return thereof.

                                   Article 9

                                   AMENDMENTS

            Section 9.01 Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Notes without the consent of any Noteholder for the purposes of, among other things:

                  (a) adding to the Company's covenants for the benefit of the Holders;

                  (b) surrendering any right or power conferred upon the Company;

                  (c) complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (d) curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision contained in this Indenture;

                  (e) complying with Article 5; or

                  (f) adding or modifying any other provisions which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders.

            Section 9.02 With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes, or by the adoption of a resolution at a meeting of Holders at which a quorum is present by at least a majority in aggregate principal amount of the Notes represented at the meeting, the Company and the Trustee may modify and amend this Indenture or the Notes and noncompliance by the Company may be waived. However, without the consent of each Noteholder affected, an amendment to this Indenture or the Notes may not:

                  (a) change the maturity of the principal of or any installment of interest on any Note (including any payment of Registration Delay Payments (as that term is defined in the Registration Rights Agreement), if any);

                  (b) reduce the principal amount of, or premium, if any, or interest on any Note;

                  (c) reduce the Interest Rate or interest (including Registration Delay Payments (as that term is defined in the Registration Rights Agreement), if any)) on any Note;

                  (d) change the currency of payment of principal of, premium, if any, or interest of any Note;

                  (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

                  (f) except as otherwise permitted or contemplated by Article 5 of this Indenture, adversely affect the right to receive the Offer Amount from Excess Proceeds after the obligation to make an Asset Sale Offer has arisen, or

                  (g) reduce the percentage in aggregate principal amount of Notes outstanding necessary to modify or amend this Indenture or to waive any past default.

            It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

            Section 9.03 Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

            Section 9.04 Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Note hereunder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same obligation as the consenting Holder's Note, even if notation of the consent, waiver or action is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Noteholder.

            Section 9.05 Notation on or Exchange of Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.

            Section 9.06 Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not, in the good faith opinion of the Trustee, adversely affect the rights, duties, liabilities, protections, privileges, indemnities or immunities of the Trustee. If it does, the

Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and complies with the TIA.

            Section 9.07 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   Article 10

                                  MISCELLANEOUS

            Section 10.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

            Section 10.02 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

            if to the Company:

                  PRG-Schultz International, Inc.
                  600 Galleria Parkway
                  Suite 100
                  Atlanta, GA  30339-5986
                  Attention:  Clinton McKellar, Jr., Esq.
                  Telephone No.:  (770) 779-3900
                  Facsimile No.:  (770) 779-3133

            if to the Trustee:

                  U.S. BANK NATIONAL ASSOCIATION
                  360 Interstate North Parkway SE
                  Suite 500
                  Atlanta, GA 30339
                  Attention:  Paul L. Henderson
                  Telephone No.:  (770) 644-6806
                  Facsimile No.:  (770) 644-6879

            The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication given to a Noteholder shall be mailed to the Noteholder, by first-class mail, postage prepaid, at the Noteholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

            If the Company mails a notice or communication to the Noteholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent or co-registrar.

            Section 10.03 Communication by Holders with Other Holders. Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar, the Paying Agent and anyone else shall have the protection of TIA Section 312(c).

            Section 10.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            Section 10.05 Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (a) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

                  (c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement that, in the opinion of such person, such covenant or condition has been complied with.

            Section 10.06 Withholding. The Company's obligations under this Indenture and the Notes, and any Noteholder's right to receive any amounts thereunder, shall be subject to all applicable withholding and reporting requirements imposed by any governmental authority with respect thereto. Notwithstanding the foregoing, each Noteholder shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on it by any governmental authority, including income, withholding and other tax obligations.

            Section 10.07 Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 10.08 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar, and the Paying Agent may make reasonable rules for their functions.

            Section 10.09 Legal Holidays. A "LEGAL HOLIDAY" is any day other than a Business Day. If any specified date (including a date for giving notice or making a payment or a purchase) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Notes, no interest, if any, shall accrue for the intervening period.

            Section 10.10 Governing Law. THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            Section 10.11 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

            Section 10.12 Successors. All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

            Section 10.13 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                         PRG-SCHULTZ INTERNATIONAL, INC.

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                         U.S. BANK NATIONAL ASSOCIATION,
                                         as Trustee

                                         By:
                                             ----------------------------------
                                             Name:  Paul L. Henderson
                                             Title: Authorized Representative

                                   EXHIBIT A-1

                          [FORM OF FACE OF GLOBAL NOTE]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                                      A-1-1

                         PRG-SCHULTZ INTERNATIONAL, INC.
                            11% Senior Notes due 2011

                                                               CUSIP NO. [    ]

            No.: 1

            Issue Date: [       ], 2006

            PRG-SCHULTZ INTERNATIONAL, INC. a Georgia corporation, promises to pay to Cede & Co. or registered assigns, the principal sum of [_______________] DOLLARS ($[_____________]) on [ ], 2011.

            This Note shall bear interest as specified on the other side of this Note.

            Additional provisions of this Note are set forth on the other side of this Note.

Dated:  [            ], 2011             PRG-SCHULTZ INTERNATIONAL, INC.

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:

[SEAL]

Attest:

---------------------------------------------
Name:
Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this
is one of the Notes referred to
in the within-mentioned Indenture (as
defined on the other side of this Note).
By:
      ---------------------------------------
      Authorized Signatory

Dated:
      ---------------------------------------

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
                         [FORM OF REVERSE SIDE OF NOTE]

                            11% Senior Notes due 2011

            Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture unless otherwise indicated.

1. Interest.

            The Company promises to pay interest at the Interest Rate in cash on the principal amount of this Note. The Company will pay cash interest semi-annually in arrears on March 15 and September 15 of each year (each an "INTEREST PAYMENT DATE"), beginning on September 15, 2006, to Holders of record at the close of business on the preceding March 1 or September 1 (whether or not a business day) (each a "REGULAR RECORD DATE"), as the case may be, immediately preceding such Interest Payment Date. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall, upon the occurrence of and continuance of an Event of Default, pay interest at the Default Interest Rate. The Company shall pay interest on overdue principal at the Default Interest Rate borne by the Notes, and it shall pay interest in cash on overdue installments of interest at the same rate to the extent lawful. All such overdue interest shall be payable on demand.

2. Method of Payment.

            Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the principal of, premium, if any, and cash interest on this Note and in respect of Redemption Prices, Change in Control Repurchase Prices and Offer Amounts to Holders who surrender Notes to a Paying Agent to collect such payments in respect of the Notes. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money. A Holder with an aggregate principal amount of Notes in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the written election of such Holder received by the Paying Agent and containing all relevant information necessary to make such wire transfer. Any such election shall remain in full force and effect unless rescinded or otherwise modified in writing. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day.

3. Paying Agent and Registrar.

            Initially, U.S. Bank National Association (the "TRUSTEE"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-registrar.

4. Indenture.

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

            The Company issued the Notes under an Indenture dated as of [________], 2006 (the "INDENTURE"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

            The Notes are general, senior unsecured obligations of the Company initially limited to [$50,000,000, plus an aggregate amount of accrued and unpaid interest on Existing Notes] aggregate principal amount (subject to Section 2.07 of the Indenture and the Issuer's right to reopen the series of Notes pursuant Section 2.02 of the Indenture).

5. Optional Redemption.

            The Company is not prohibited by the terms of the Indenture from acquiring the Notes pursuant to an issuer tender offer, in open market transactions or otherwise, so long as such acquisition does not otherwise violate the terms of the Indenture. The Company will have the option to redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed to the applicable Redemption Date (the "REDEMPTION PRICE"), if redeemed during periods beginning on the Issue Date and each of the other following indicated periods, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year                                                          Percentage
----                                                          ----------
Issue Date through March 14, 2007..........................      104%
March 15, 2007 through March 14, 2008......................      102%
March 15, 2008 and thereafter..............................      100%

                  Unless the Company defaults in the payment of the Redemption Price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

                  No sinking fund is provided for the Notes.

                  If fewer than all the Notes are to be redeemed, the Trustee shall select the particular Notes to be redeemed from the outstanding Notes by the methods as provided in the Indenture.

6. Repurchase by the Company at the Option of the Holder.

            (a) If a Change in Control occurs, the Holder, at the Holder's option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase the Notes at the Change in Control Repurchase Price in cash, plus any interest accrued and unpaid to, but excluding, the Change in Control Repurchase Date.

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

            A Change in Control Repurchase Notice will be given by the Company to the Holders as provided in the Indenture. To exercise a repurchase right, a Holder must deliver to the Trustee a written notice as provided in the Indenture.

            Holders have the right to withdraw any Change in Control Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

            (b) If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within ten days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will commence an offer in accordance with Section 3.14 of the Indenture to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture (including without limitation, the Convertible Notes) with respect to offers to purchase or redeem with the proceeds of sales of assets (an "ASSET SALE OFFER") pursuant to Section
3.14 of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness (including without limitation, the Convertible Notes) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other pari passu Indebtedness (including without limitation, the Convertible Notes) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness (including without limitation, the Convertible Notes) tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness (including without limitation, the Convertible Notes) to be purchased on a pro rata basis. Holders that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to the Notes.

7. Notice of Redemption.

            Notice of an optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest ceases to accrue on such Notes or portions thereof.

8. Denominations; Transfer; Exchange.

            The Notes are in fully registered form without coupons. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in

                                     A-1-5
part, the portion of the Note not to be redeemed) or any Notes in respect of which a Change in Control Repurchase Notice or Option of Holder to Elect Purchase has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

9. Persons Deemed Owners.

            The registered Holder of this Note may be treated as the owner of this Note for all purposes.

10. Unclaimed Money or Notes.

            The Trustee and the Paying Agent shall return to the Company upon written request any money or Notes held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or Notes must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11. Amendment; Waiver.

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes or to make any change that does not adversely affect the rights of any Noteholder, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

12. Defaults and Remedies.

            Under the Indenture, Events of Default include (1) the Company fails to pay when due the principal of or premium, if any, on any of the Notes at maturity, upon redemption or exercise of a repurchase right or otherwise; (2) the Company fails to pay an installment of interest (including Registration Delay Payments, as that term is defined in the Registration Rights Agreement, if any) on any of the Notes that continues for 30 days after the date when due; (3) the Company fails to perform or observe any other term, covenant or agreement contained in the Notes or the Indenture for a period of 30 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (4) the Company fails to give or cause the Trustee to give all Noteholders notice of the occurrence of a Change in Control in accordance with the provisions of Section 3.08(c) of the Indenture or an Asset Sale Offer in accordance with the provisions of Section 3.14 of the Indenture; (5) one or more defaults with respect to the Convertible Notes in

                                     A-1-6
accordance with the terms of the indenture governing such Convertible Notes has occurred and is continuing; (6) (A) one or more defaults in the payment of principal of or premium, if any, on any of the Company's or its Restricted Subsidiaries' Indebtedness aggregating $5.0 million or more, when the same becomes due and payable at the scheduled maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived within a 30-day period after the date of such default or (B) any of the Company's or its Restricted Subsidiaries' Indebtedness aggregating $5.0 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the scheduled maturity thereof and such acceleration is not rescinded or annulled within a 30-day period after the date of such acceleration; (7) if unsatisfied judgements not covered by insurance aggregating in excess of $5.0 million rendered against the Company or any of its Restricted Subsidiaries and not stayed, bonded or discharged within 60 days; and (8) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary. If an Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 of the Indenture) occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes becoming due and payable immediately upon the occurrence of such Events of Default.

            Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of amounts specified in clause
(1) or (2) above) if it determines that withholding notice is in their interests.

13. Designation.

            The Indebtedness evidenced by this Note is hereby irrevocably designated as "senior indebtedness" or such other term denoting seniority for the purposes of any other existing or future Indebtedness of the Company which the Company makes subordinate to any senior (or such other term denoting seniority) Indebtedness of the Company.

14. Trustee Dealings with the Company.

            Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15. No Recourse Against Others.

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

            A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16. Authentication.

            This Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Note.

17. Abbreviations.

            Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

18. GOVERNING LAW.

            THE INDENTURE AND THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                ----------------

The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

             PRG-Schultz International, Inc.
             600 Galleria Parkway
             Suite 100
             Atlanta, Georgia  30339-5986
             Attention:  Chief Financial Officer

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

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

______________________________________________
______________________________________________
(Insert assignee's social sec.  or tax ID no.)

______________________________________________
______________________________________________
(Print or type assignee's name, address and zip code)

And irrevocably appoint
_____________________ agent to transfer this
Note on the books of the Company. The agent may substitute another to act for him.

                                                ________________________________
                                                ________________________________
                                                ________________________________
                                                (Print or type other person's
                                                name, address and zip code)

______________________________________________  ________________________________
Date:                                           Your Signature:

       (Sign exactly as your name appears on the other side of this Note)

                                     A-1-9

                                   EXHIBIT A-2

                           [FORM OF CERTIFICATED NOTE]

                                     A-2-1

                         PRG-SCHULTZ INTERNATIONAL, INC.
                            11% Senior Notes due 2011

                                                             CUSIP NO.[        ]

            No.:

            Issue Date:

            PRG-SCHULTZ INTERNATIONAL, INC., a Georgia corporation, promises to pay to Cede & Co. or registered assigns, the principal sum of [___________]
DOLLARS ($[__________]) on [        ], 2011.

            This Note shall bear interest as specified on the other side of this Note.

            Additional provisions of this Note are set forth on the other side of this Note.

Dated:[         ], 2011                          PRG-SCHULTZ INTERNATIONAL, INC.

                                                 By: ___________________________
                                                      Name:
                                                      Title:
TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION, as
Trustee,
certifies that this is one of
the Notes referred to in the
within-mentioned Indenture (as
defined on the other side of this Note).

By: ____________________________________
     Authorized Signatory Dated:

Date: __________________________________

                                     A-2-2

                         [Text of Reverse Side of Note]

                              Use Exhibit A-1 Text

                                     A-2-3

                                   EXHIBIT B

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Company pursuant to Sections 3.08 or 3.14 of the Indenture, check the appropriate box below:

      If you want to elect to have only part of the Note purchased by the Company pursuant to Sections 3.08 or 3.14 of the Indenture, state the amount you elect to have purchased:

                                $_______________

Date: _______________

                                        Your Signature: ________________________
                                          (Sign exactly as your name appears on
                                                          the face of this Note)

                                        Tax Identification No.: ________________

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     D-1-1